SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                          Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                          NEVADA GOLD & CASINOS, INC.
               (Name of Registrant as Specified in its Charter)

     _____________________________________________________________________
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

                           NEVADA GOLD & CASINOS, INC.
                         3040 POST OAK BLVD., SUITE 675
                              HOUSTON, TEXAS 77056

                      ---------------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

               TO BE HELD MONDAY, FEBRUARY 9, 1998 AT 2:30 P.M.

                            AT THE CROWNE PLAZA HOTEL

                              2222 WEST LOOP SOUTH

                              HOUSTON, TEXAS 77027


To the Stockholders of Nevada Gold & Casinos, Inc.:

    The Annual Meeting of Stockholders of Nevada Gold & Casinos, Inc., will be held for the following purposes:

1. To elect four Directors to serve until the next annual meeting of stockholders or until their successors have been elected and qualified.

2. To ratify the selection of Pannell Kerr Forster of Texas, P.C., as auditors-of-record for the 1997 fiscal year, ending March 31, 1998.

3. For approval of Amendments to the Articles of Incorporation of the Company relating to a reverse stock split, change in authorized shares, and the issuance of preferred stock.

4. To transact such other business as may properly come before the meeting, or any adjournment or adjournments, thereof.

    Stockholders-of-record at the close of business on December 10, 1997, will be entitled to notice of, and to vote at, this meeting.

    You are cordially invited to attend this meeting; however, whether or not you expect to attend the meeting, to assure your shares are represented at the meeting, please date, execute, and mail promptly the enclosed proxy in the enclosed envelope.

                                   By the order of the Board of Directors.


                                   /s/ DAVID K. MCCALEB
                                   David K. McCaleb
                                   Secretary

Houston, Texas

January 9, 1998




THIS PROXY STATEMENT WHICH ACCOMPANIES THIS NOTICE OF ANNUAL MEETING OF STOCKHOLDERS CONTAINS MATERIAL INFORMATION CONCERNING THE MATTERS TO BE CONSIDERED AT THE MEETING AND SHOULD BE READ IN CONJUNCTION WITH THIS NOTICE.

                           NEVADA GOLD & CASINOS, INC.
                         3040 POST OAK BLVD., SUITE 675
                              HOUSTON, TEXAS 77056
                                (713) 621-2245
                          (PRINCIPAL EXECUTIVE OFFICE)

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

      This Proxy Statement which is first being mailed to stockholders on or about Friday, January 9, 1998, is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Nevada Gold & Casinos, Inc. (the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Crowne Plaza Hotel, 2222 West Loop South, Houston, Texas 77027, telephone number (713) 961-7272, on Monday, February 9, 1998, at 2:30 P.M., Local Time, and at any and all adjournments thereof, for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders.

      Any person giving a proxy pursuant to this Proxy Statement may revoke it at any time before it is exercised at the Annual Meeting by notifying, in writing, the Secretary of the Company, 3040 Post Oak Boulevard, Suite 675, Houston, Texas, 77056, prior to the Annual Meeting date. In addition, if the person executing the proxy is present at the Annual Meeting, he may, but need not, revoke the proxy, by notice of such revocation to the Secretary of the Annual Meeting, and vote his shares in person. Proxies in the form enclosed, if duly signed and received in time for voting, and not so revoked, will be voted at the Annual Meeting in accordance with the instructions specified herein. Where no choice is specified, proxies will be voted FOR the matters specified in the Notice of Annual Meeting of Stockholders. Abstentions and broker non-votes will not be counted as votes either in favor of, or against, the matter, with respect to which the abstention or broker no-vote relates; however, with respect to any proposal other than the election of Directors, abstentions and broker non-votes would have the effect of a vote against the proposal.

      Only stockholders-of-record at the close of business on Wednesday, December 10, 1997, will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. Each share of common stock issued and outstanding on such record date is entitled to one vote. As of December 10, 1997, the Company had outstanding 8,509,236 shares of common stock.

                              COST OF SOLICITATION

      THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF MANAGEMENT AND THE BOARD OF DIRECTORS OF THE COMPANY. The cost of soliciting proxies on the accompanying form will be paid by the Company. The Company will reimburse brokers, dealers, banks, and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of the Common Stock. Management will respond to stockholders' questions at the Annual Meeting.

                                  ANNUAL REPORT

    The Company will provide, without charge, a copy of its Annual Report on Form 10-K upon written request to Stockholder Relations, at 3040 Post Oak Blvd., Suite 675, Houston, Texas, 77056. The Company will provide exhibits to its Annual Report on Form 10-K upon payment of the reasonable expenses incurred by the Company in furnishing such exhibits.

                                     ITEM 1

                              ELECTION OF DIRECTORS

    Pursuant to the by-laws of the Company, the Board of Directors has set the number of Directors for the ensuing year at four, all of whom are proposed to be elected at the Annual Meeting. In the event any nominee is unable to serve as a Director at the time of the meeting, the persons named as proxies therein will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution by the present Board of Directors. Management knows of no current circumstances which would render any nominee named herein unable to accept nomination or election. Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of Directors, at a meeting of stockholders at which a quorum is present.

    Members of the Board of Directors are elected annually to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Each Director has agreed to serve if elected.

H. THOMAS WINN, 57. Mr. Winn has been the Chairman, CEO, and President of Nevada Gold & Casinos, Inc. since January, 1994. He has also been a Director since 1994. As President of Aaminex Capital Corporation, he was responsible for the merger of the Colorado property into Pacific Gold Corporation (now Nevada Gold & Casinos, Inc.). Mr. Winn has served as Chairman of Aaminex Capital Corporation since 1983, and as President and CEO all but two of these years. Aaminex Capital Corporation is a financial consulting and venture capital firm, involved in real estate, mining, and environmental activities. Mr. Winn has formed numerous investment limited partnerships and capital formation ventures which range from motion pictures to commercial real estate and mining projects.

PAUL J. BURKETT, 76. Mr. Burkett was Past-President of the Company for three years prior to the name change and was instrumental in the acquisiton of the Colorado properties. He is now a Director and Vice-President of the Company. Mr. Burkett has been involved in the mining industry for over 40 years. He has also served on the Board of Directors of Aaminex Capital Corporation for 13 years. His business for the past five years has concentrated on independent mining and real estate ventures.

WILLIAM G. JAYROE, 41. Mr. Jayroe has nearly two decades of technology development, sales, and management expertise in the petrochemical field. He began his career with a "Fortune 500" global oilfield service company and left to begin his own company, Turbeco, Inc., which was acquired by Flotek Industries, Inc. in late 1993. Mr. Jayroe is currently President and CEO of Flotek Industries, Inc. (a public company), which is the parent corporation of USA Petrovalve, Inc. and Turbeco, Inc.

HUBERT T. WEN, 39. Mr. Wen is President of Tempest, Inc., an apartment investor, based in Houston, Texas, and is currently an associate with the Grubb & Ellis Company. Mr. Wen has extensive and diverse experience in the real estate industry, ranging from residential property investment and development to high-rise Class A commercial office building management and leasing. Mr. Wen received a Bachelor of Science degree in Business, Economics, and Mathematics from Carnegie-Mellon University.

DIRECTORS COMPENSATION. Non-employee Directors of the Company receive $500.00 per Board Meeting attended and are reimbursed for reasonable travel expenses. Non-employee Directors of the Company receive $250.00 for attending Committee Meetings. Directors who are also employees of the Company do not receive separate compensation for their services as a Director.

    Six Director's meetings were held during the last fiscal year and each Director attended at least 75% of meetings, either in person for by telephone conference calls.

    The Board of Directors unanimously recommends a vote FOR the election of each of the nominees listed above.

                               EXECUTIVE OFFICERS

The executive officers of the Company are as follows:

    NAME                           AGE        CAPACITY
    --------------------------------------------------------
    H. Thomas Winn (1)              57        President

    Paul J. Burkett (1)             76        Vice-President

    David K. McCaleb                35        Secretary

    Elizabeth A. Woods              49        Treasurer/CFO


(1) Biographical information, with respect to this Officer, was previously described in Item 1.

ELIZABETH A. WOODS (age 49). Mrs. Woods joined the company as Treasurer/CFO in November 1996 and was previously with Post Oak Bank in Houston for 13 years, where she served as Senior Vice President and Controller.

DAVID K. MCCALEB (age 35). Mr. McCaleb is Secretary of the Company and served as Treasurer from 1994 until November 1996. He operated McCaleb & Associates, a Houston-based accounting and consulting firm. Mr. McCaleb spent five years in the banking industry. He received a Bachelor of Science degree in Finance from the University of Houston, 1992. Mr. Winn is the father-in-law of Mr. McCaleb. There is no other family relationship between any present Executive Officers, Directors, and Director Nominees.

                                     REPORTS

    The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and has established a compliance program with respect to the reporting obligations of the Company's officers, directors, and holders of 10% or more of the Company's equity securities (collectively hereinafter referred to as "Reporting Persons") under the Exchange Act. To date, such Reporting Persons have filed the appropriate Form 5s, which will include transactions and/or events that otherwise should have been reported on previous Forms 3 and 4. The Reporting Persons who did not make such filings on a timely basis for the period ending March 31, 1997, and the number of such filings include the following:

    REPORTING PERSONS              NUMBER OF TRANSACTIONS     # OF LATE REPORTS

    Winstock Mining Corporation (US)              3                  3

    Clay County Holdings, Inc.                   11                  6

    William G. Jayroe                             2                  2

    H. Thomas Winn                                2                  2

    Paul J. Burkett                               2                  2

    Fred N. Holabird                              2                  2

    Aaminex Capital Corporation                  11                  4

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information, as of December 10, 1997, with respect to beneficial ownership of the outstanding common stock by (i) those stockholders known to the Company (whose address is known) that are the beneficial owners of 5% or more of the Company's outstanding voting stock, (ii) each Director of the Company, (iii) all named Executive Officers, and (iv) all Directors and Officers, as a group.

    The outstanding voting securities of the Company (entitled to one vote per share) is 8,509,236 shares of common stock (as of the record date) in which stock the entire voting power of the Company is lodged. The record date for the determination of shareholders entitled to notice of, and to vote at, this meeting is December 10, 1997. Pursuant to the bylaws of the Company, cumulative voting is not allowed.

    Name and Address of                          Number of Shares       Percent
    Beneficial Owner                             Beneficially Owned     of Class

    Winstock Mining Corporation (U.S)            1,669,580              19.62%
    1506 - 2008 Fullerton Avenue
    North Vancouver, British Columbia  V7P 3G7

    H. Thomas Winn (1)                           1,532,898              18.01%
    3040 Post Oak Blvd., Suite 675
    Houston, Texas  77056

    David K. McCaleb (2)                         2,852,908              33.53%
    3040 Post Oak Blvd., Suite 675
    Houston, Texas  77056

    Paul J. Burkett (3)                            220,670               2.59%
    P.O. Box 761
    Goldfield, Nevada  89013

    Hubert T. Wen (4)                              122,434               1.44%
    P.O. Box 571595
    Houston, Texas  77257-1595

    William G. Jayroe (5)                           32,088                .38%
    7030 Empire Central Drive
    Houston, Texas  77040

    Elizabeth A. Woods                              35,654                .42%
    3040 Post Oak Blvd., Suite 675
    Houston, Texas  77056

    Aaminex Capital Corporation (1)              1,514,564              17.80%
    3040 Post Oak Blvd., Suite 675
    Houston, Texas  77056

    Clay County Holdings, Inc. (2)               2,852,658              33.52%
    3040 Post Oak Blvd., Inc.
    Houston, Texas 77056

    All Directors and Officers                   4,796,652              56.37%
    as a group (5 persons)
--------------------------------------------------------------------------------

 (1) Except for options to purchase 18,334 shares, all of the shares listed are controlled directly or indirectly through Aaminex Capital Corporation, of which
H. Thomas Winn is President. 1,333,333 of these shares are the subject of an option agreement to exercise the shares held by Winstock Mining Corporation (U.S.). As long as the option remains contingent and unexercised, Mr. Winn exercises no voting or investment power, with respect to the shares subject to the options. The shares listed are the same shares owned by Winstock Mining Corporation (U.S.). The information in this table shall not be construed as a statement that Mr. Winn is the beneficial owner of the securities covered by the statement for purposes of Section 13(d) or 13(g) of the Securities Act of 1933.

 (2) Mr. McCaleb, the Secretary of the Company, is also the President of Clay County Holdings, Inc. Except for 250 shares owned personally by Mr. McCaleb, the shares indicated are the shares held by Clay County Holdings, Inc. as set forth above in the table of Beneficial Owners. Mr. McCaleb is also the son-in-law of
H. Thomas Winn, the President of the Company.

(3) Included in Mr. Burkett's beneficial ownership are options to purchase 18,334 shares.

(4) Included in Mr. Wen's beneficial ownership are options to purchase 5,000 shares.

(5)Included in Mr. Jayroe's beneficial ownership are options to purchase 12,084 shares.

STOCK PERFORMANCE GRAPH

The following graph compares the total return on the Company's Common Stock with the cumulative total return on the Chicago Board of Options Exchange Gaming Index for the period from April 29, 1994, the date upon which the Common Stock was listed on the NASDAQ Bulletin Board, through March 31, 1997. The comparison reflects the investment of $100 on April 29, 1994, and the reinvestment of dividends (if paid), in the Company's Common Stock (for which no dividends have been paid), and in the Chicago Board of Options Exchange Gaming Index. The stock performance of the Company reflected in this comparison is not necessarily indicative of the future stock price performance of the Company's Common stock.

COMPARISON OF  TOTAL RETURN BETWEEN NEVADA GOLD & CASINOS, INC.,
AND THE CHICAGO BOARD OF OPTIONS EXCHANGE GAMING INDEX

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                      GAX      NGCS
    April 29, 1994   100.0    100.0
    March 31, 1995    85.8    127.3
    March 31, 1996   112.1    136.4
    March 31, 1997    87.5     39.4

                             EXECUTIVE COMPENSATION

    The following table sets forth the information with respect to the Chief Executive Officer and other Officers of the Company who received total annual salary and bonus for the fiscal year which ended March 31, 1997, in excess of $100,000:

                           SUMMARY COMPENSATION TABLE
                                                                    LONG - TERM
                               ANNUAL COMPENSATION                  COMPENSATION
                               -------------------                  ------------
NAME AND PRINCIPAL     FISCAL                          OTHER ANNUAL                  ALL OTHER
POSITION                YEAR        SALARY    BONUS    COMPENSATION (1)   OPTIONS    COMPENSATION
-------------------------------------------------------------------------------------------------
H. Thomas Winn,         1996          -         -           -                 -           -
President               1995          -         -           -              18,334         -
                        1994          -         -           -                 -           -

(1) Mr. Winn did not receive perquisites or other personal benefits, securities, or property, valued in excess of 10% of the total of the reported annual salary and bonus.

The Company does not have any pension plans.

                                     ITEM 2

                      RATIFICATION OF INDEPENDENT AUDITORS

      The Board of Directors wishes to obtain from the stockholders a ratification of the Board's action in appointing Pannell Kerr Forster of Texas, P.C. as independent auditors for the Company for the fiscal year ending March 31, 1998. Such ratification requires the affirmative vote of a majority of the shares of Common Stock present, or represented by proxy, and entitled to vote at the Annual Meeting. The engagement of Pannell Kerr Forester of Texas, P.C., for audit services has been approved by the Board of Directors.

      In the event the appointment of Pannell Kerr Forster of Texas, P.C., as independent auditors for the fiscal year 1997, is not ratified by the stockholders, the adverse vote will be considered as a direction to the Board of Directors to select other auditors for the following year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, it is contemplated that the appointment for fiscal year 1997 will be permitted to stand unless the Board finds other good reason for making a change.

 ......The Board of Directors unanimously recommends a vote for Item 2.

                                     ITEM 3

      CERTAIN ACTIONS OF THE BOARD OF DIRECTORS AMENDING THE ARTICLES OF
                                  INCORPORATION

    On March 8, 1996, the Board of Directors passed a resolution increasing the number of authorized shares of common stock of the Company from 25,000,000 to 30,000,000.

    On September 16, 1996, the Board of Directors passed a resolution approving a 3-for-1 reverse stock split of the common stock of the Company which reduced the authorized shares of common stock from 30,000,000 to 10,000,000 and increased par value from $.04 per share to $.12 per share.

    On December 31, 1996, the Board of Directors and shareholders having at least a majority of the voting power of the shares of the Company authorized the issuance of 500,000 shares of preferred stock of the Company with a par value of $10.00 per share. The resolution authorized the preferred stock to be issued in one or more series which may be determined at the time of issuance by the Board of Directors, without further action by shareholders. The authorizations were approved by unanimous consent of the Board of Directors without a meeting and 5,338,489 votes representing shares held by a majority of shareholders of the Company were cast in favor of the authorizations.

    On December 18, 1997, the Board of Directors passed a resolution authorizing an increase in the number of authorized shares of common stock of the Company by 10,000,000 shares to permit the Company to raise additional capital and to explore acquisitions and mergers.

    These resolutions of the Board of Directors serve to amend the Articles of Incorporation of the Company. The Board of Directors believe it advisable that these actions amending the Articles of Incorporation be approved by the shareholders of the Company and notice of the request for approval is hereby given in accordance with the requirements of the laws of the State of Nevada.

    The Board of Directors recommend a vote FOR all amendments to the Articles of Incorporation.

                                LEGAL PROCEEDINGS

    In October 1997, the Company became aware that a lawsuit had been filed in August 1997 under Case Number H-97-2955 in the United States District Court for the Southern District of Texas, Houston, Texas by James R. Cleveland, Plaintiff, against the Company and twenty-three (23) other Defendants, including all the Directors and two Officers of the Company. Mr Cleveland, who is an inmate in a Texas county jail, proceeding under a pauper's affidavit, alleged that the Defendants conspired to defraud and deceive him for the purpose of securing an investment of funds in the Company. The Company's counsel responded to this lawsuit, which Company management concluded was frivilous, and, upon motion of the Company's counsel, the lawsuit was dismissed on or about December 17, 1997.

                                  OTHER MATTERS

    Management is not aware of any other matters to be presented for action at the meeting. However, if any other matter is properly presented, it is the intention of the persons, named in the enclosed form of proxy, to vote in accordance with their best judgment on such matter.

                              STOCKHOLDER PROPOSALS

    Any proposal to be presented at next year's Annual Meeting must be received at the principal executive offices of the Company, not later than March 1, 1998. Direct any proposal to the attention of the Secretary for consideration for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.


                                       By Order of the Board of Directors



                                       /s/ DAVID K. MCCALEB
                                       David K. McCaleb
                                       Secretary

January 9, 1998
Houston, Texas

This Proxy is solicited on behalf of the Board of Directors of Nevada Gold & Casinos, Inc.
Annual Meeting of Shareholders

January 9, 1998

    The undersigned shareholder of NEVADA GOLD & CASINOS, INC., a Nevada corporation, hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, each dated January 9, 1998, and hereby appoints William G. Jayroe and David K. McCaleb, and each of them, proxies and attorneys-in-fact, with full power of substitution to each, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of NEVADA GOLD & CASINOS, INC., to be held on February 9, 1998, at 2:30 p.m., Local Time, at the Crowne Plaza Hotel, 2222 West Loop South, Houston, Texas 77027, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if they were personally present, as follows:

     Management recommends that shareholders vote "FOR" each of the nominees listed below:

H. Thomas Winn   |_| FOR |_| AGAINST   Paul Burkett   |_| FOR |_| AGAINST

Hubert T. Wen    |_| FOR |_| AGAINST   William G. Jayroe  |_| FOR |_|  AGAINST

    Management recommends that shareholders vote "FOR" ratification of the selection of Pannell Kerr Forster of Texas, P.C. as auditors-of-record for the 1997 fiscal year ending March 31, 1998.

|_| FOR |_| AGAINST

    Management recommends that shareholders vote "FOR" approval of the proposed amendments to the Articles of Incorporation of the Company.

|_| FOR |_| AGAINST

    THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED AT THE DISCRETION OF THE PROXY HOLDER.

    Either of such attorneys or substitutes shall have, and may exercise, all of the powers of said attorneys-in-fact hereunder.

Date ___________________________       Date ________________________________


Signature ______________________       Signature ___________________________


Print Name _____________________       Print Name __________________________


(This Proxy should be read, signed by the stockholder(s), exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)